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                                                                   EXHIBIT 10.97

                CREDIT SERVICES AND LOAN ADMINISTRATION AGREEMENT
                                      TEXAS

     THIS CREDIT SERVICES AND LOAN ADMINISTRATION AGREEMENT (the "Agreement") is made and entered into as of this 11th day of April, 2006, by and between NCP FINANCE LIMITED PARTNERSHIP, an Ohio limited partnership ("Lender"), and TEXAS EZPAWN, L.P., a Texas limited partnership ("CSO").

                                    RECITALS

          WHEREAS, the parties desire to enter into this Agreement for the purpose of setting forth the terms and conditions which will govern certain business activities and transactions to be provided by CSO and Lender to Borrowers (as defined below) and prospective Borrowers seeking credit services and loans.

          WHEREAS, CSO has developed a credit services program pursuant to Chapter 393 of the Texas Finance Code under which CSO will provide credit services including but not limited to assisting Borrowers in obtaining loans. Lender makes unsecured loans to Borrowers at an interest rate not to exceed 10% per annum pursuant to Chapter 302 of the Texas Finance Code. The CSO desires to offer its CSO Program to Borrowers who may be interested in the Loan Program. The duties and obligations of the CSO and Lender relating to the CSO Program and the Loan Program are set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, Lender and CSO agree as follows:

     1. Definitions. Except as may be explicitly stated otherwise herein, the following terms shall have the following meanings ascribed to them below:

          "Advertising Materials" means all materials and methods used by CSO in the performance of its marketing and promotion obligations under this Agreement, including, without limitation, brochures, letters, print advertisements, the Internet, television and radio communications and other advertising, promotional and similar materials.

          "Borrowers" mean those persons who are borrowers with respect to the Loans.

          "CSO Program" means the credit services program of CSO for providing credit services to Borrowers, including the issuance of a letter of credit on behalf of each Borrower to enhance their credit for Loans and brokering Loans for Borrowers to Lender pursuant to this Agreement and to the Program Guidelines in the State of Texas.

          "Loans" mean small, short-term, unsecured consumer loans with an interest rate not to exceed 10% per annum made by Lender pursuant to this Agreement with the assistance of CSO pursuant to the Program Guidelines to consumers in the State of Texas.

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          "Loan Program" means the lending program of Lender for the origination and consummation of Loans pursuant to this Agreement.

          "Program Guidelines" means those guidelines established pursuant to
Section 7 below for the administration of the CSO Program and the Loan Program.

          "Program Materials" means all promissory notes, documents, and materials and methods used in connection with the performance of the parties' obligations under this Agreement, including without limitation applications, disclosures and agreements required by the Rules, promissory notes, privacy policies, collection materials, and the like, but excluding Advertising Materials.

          "Regulatory Authorities" means any local, state, or federal regulatory authority having jurisdiction or exercising regulatory or similar oversight with respect to Lender, CSO, or Third Party Service Providers (except that nothing herein shall be deemed to constitute an acknowledgement by any party hereto that any Regulatory Authority has jurisdiction or exercises regulatory or similar oversight with respect to the Loans, the CSO Program and/or the Loan Program or any party hereto with respect to the performance of their respective obligations hereunder).

          "Rules" means all local, state, and federal statutes, regulations, or ordinances applicable to the acts of Lender, CSO, or a Third Party Service Provider as they relate to the CSO Program and/or the Loan Program; any order, decision, injunction, or similar pronouncement of any court, tribunal, or arbitration panel issued with respect to Lender, CSO, or a Third Party Service Provider in connection with this Agreement or the CSO Program and/or the Loan Program; and any regulations, policy statements, and any similar pronouncement of a Regulatory Authority applicable to the acts of Lender, CSO, or a Third Party Service Provider as they relate to this Agreement or the CSO Program and the Loan Program, if any.

          "Third Party Service Provider" means any contractor or service provider directly or indirectly retained by Lender or CSO, who provides or renders services in connection with the CSO Program and/or the Loan Program.

     2. General Description of the Loan Program and the CSO Program.

          (a) Loan Program. The parties agree that the Loan Program shall consist of the origination, funding, and collection of Loans in accordance with the Program Guidelines to Borrowers at such locations in the State of Texas as CSO may designate from time to time. The parties agree that Lender shall have sole responsibility for establishing credit and underwriting criteria for the Loans, making the decisions as to whether or not to make Loans to prospective Borrowers, funding the Loans, and, subject to the timely performance of CSO's obligations hereunder, managing the Loan Program in accordance with Lender's express obligations under this Agreement and the Program Guidelines. Except as expressly provided below, (a) nothing herein shall be deemed to commit Lender to originate or fund any particular level or number of Loans, and (b) Lender makes no representation as to the amount of funding it will be able to raise for the Loans; provided, however, Lender hereby commits that it will

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have no less than $15,000,000 available to fund Loans that satisfy the Lender's underwriting criteria for making such Loans.

          (b) CSO Program. The parties agree that CSO's responsibility under the CSO Program shall be to act as a "credit services organization" (as defined under Chapter 393 of the Texas Finance Code) on behalf of consumers in accordance with the laws of the State of Texas and as such CSO shall have the right to charge each Borrower a fee (a "CSO Fee") for providing credit services to and brokering a Loan on behalf of such Borrower. CSO shall not share with Lender, and Lender shall not accept, any portion of any CSO Fee obtained from a Borrower. The services CSO provides to each Borrower shall be governed by a Credit Services Disclosure Statement ("CSO Disclosure Statement") and a Credit Services Agreement between CSO and each Borrower (each a "CSO Contract"). CSO, in CSO's sole discretion, shall be solely responsible for determining the amount of the CSO Fee, the disclosures set forth in the CSO Disclosure Statement and the terms and conditions of each CSO Contract and CSO shall determine, in CSO's sole discretion, whether or not it is appropriate to offer any particular consumer the opportunity to apply for a Loan. Additionally, nothing herein shall be deemed to commit CSO to broker any particular level or number of applicants for Loans and CSO makes no representation as to the number of Loan applications CSO will submit to Lender on behalf of prospective Borrowers. Furthermore, nothing herein shall be deemed to require CSO to submit to Lender the application of any prospective Borrower to whom CSO has determined not to provide credit services or for whom CSO has determined not to issue a stand-by letter of credit.

          (c) Commencement Date. The parties shall endeavor to begin the CSO Program and the Loan Program, and to commence providing credit services and making the Loans hereunder, not later than May 31, 2006.

     3. Duties and Responsibilities of Lender. Lender shall perform and discharge the following duties and responsibilities:

          (a) Develop (and from time to time as it determines appropriate, modify) and notify CSO of credit and underwriting criteria determined by Lender, in Lender's sole discretion, to be reasonable and prudent for the Loan Program and the Loans.

          (b) Make a determination, in Lender's sole discretion, as to whether or not to extend a Loan to a prospective Borrower (which determination shall be made on a case by case basis, pursuant to scoring systems or other criteria or models established by Lender).

          (c) Extend credit to Borrowers in the form of Loans and fund the Loans.

          (d) Disburse the proceeds of Loans to Borrowers in the manner set out in the Program Guidelines.

          (e) Manage the Loan Program in accordance with Lender's express obligations under this Agreement and under the Program Guidelines and manage the portfolio of Loans using commercially reasonable standards of care, skill and attention, in each case subject to the timely performance by CSO of CSO's obligations under this Agreement and the Program Guidelines.

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          (f)  Promptly deliver to CSO all communications received from
               Borrowers or applicants who are denied a Loan (including, without limitation, information requests and bankruptcy filings) to the extent CSO reasonably needs the same in order to service the Loans as Lender's special limited agent and to perform its other obligations hereunder.

          (g) Generate adverse action notices and other communications that may be required under the Rules to persons who apply for but are denied a Loan, subject to CSO's responsibility as a special limited agent to deliver and manage such adverse action notices as described in the Program Guidelines.

          (h) Refrain from suggesting to any Borrower or prospective Borrowers that Loans are made or approved by CSO or that CSO can improve such person's likelihood of obtaining a Loan.

          (i) Relieve Borrowers from any further payment obligations to Lender with respect to Loans which are paid in full, whether by the Borrowers (through payments remitted to CSO, which in turn are required to be remitted to Lender on behalf of the Borrowers) or in accordance with Section 5 hereof.

     4. Duties and Responsibilities of CSO. CSO shall perform and discharge the following duties and responsibilities:

          (a) Develop (and from time to time as it determines appropriate, modify) its credit and underwriting criteria for CSO's credit services, in CSO's sole discretion, to be reasonable and prudent for the CSO Program.

          (b) Make a determination, in CSO's sole discretion, as to whether or not to extend credit services and specifically issue a stand-by letter of credit (each a "LOC") to a prospective Borrower (which determination shall be made on a case by case basis, pursuant to scoring systems or other criteria or models established by CSO).

          (c) Perform certain servicing functions in connection with this Agreement under the Loan Program to the limited extent provided in this Agreement and the Program Guidelines.

          (d) Market and promote the CSO Program and the Loan Program and solicit potential Borrowers in the manner set out in Section 8 below.

          (e) Provide information at each of CSO's locations subject to this Agreement that identifies Lender (either specifically, or generically, as a third-party lender) as the lender of the Loans and such other information as Lender and CSO may mutually agree from time to time, with each party acting in good faith and in a commercially reasonable manner.

          (f) Provide certain disclosures and agreements to each Borrower, including a CSO Disclosure Statement and a CSO Contract, in the manner described in the Program Guidelines.

          (g) Administer the application process for Loans, solicit applications, and assist potential Borrowers in completing applications.

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          (h)  Transmit Loan applications to the Underwriting System (as defined in Section 11, as instructed by Lender.

          (i) Receive evaluations of Loan applications and the resulting Loan approval or denial decisions from the Underwriting System and forward such decisions to the applicable applicants.

          (j) Print from the LMS and deliver Loan documentation from Lender to Borrowers.

          (k) Deliver Lender's drafts payable to Borrowers for the disbursement of Lender's Loan proceeds to Borrowers.

          (l) As part of its credit services obligations to Borrower, receive from Borrowers payments due to Lender under the Loans, forward to Lender, in the manner specified in Section 6 below, any Loan payments delivered to CSO by Borrowers, and deliver payment receipts to Borrowers. The funds from these payments shall belong to and shall be held in trust for Lender or the recipient designated by Lender.

          (m) Reflect all Loan transactions and track Loan balances on a loan management system ("LMS") and accounting system to be maintained by CSO pursuant to the requirements of Section 11 below.

          (n) Comply with all registration, bonding and other requirements of such Chapter 392 of the Texas Finance Code, and any regulations promulgated thereunder, and with federal laws and regulations applicable to fair debt collection practices, to the extent that any such statues or regulations are applicable to CSO's activities.

          (o) Ensure that Program Materials used in connection with the CSO Program comply with the Rules applicable thereto.

          (p) As part of the CSO Program and in compliance with the Fair Credit Reporting Act, report to consumer credit reporting agencies Borrowers' credit information and history related to the CSO Program the Loan Program and the Loans.

     5. Defaulted Loans. A Loan shall default upon the occurrence of any of the following: (a) the Borrower fails to make any payment when due, (b) the Borrower makes any statement or representation in connection with obtaining a Loan which is false, (c) the Borrower fails to keep any promise or agreement it made to the Lender in any promissory note evidencing a Loan, or (d) the CSO Contract related to such Loan is cancelled for any reason prior to the Lender receiving payment in full on such Loan. Pursuant to each CSO Contract, and regardless of whether the CSO Contract is cancelled, CSO agrees to issue on behalf of each CSO-approved Borrower, and for the benefit of Lender, a LOC for the prompt payment of all amounts due to Lender under each Loan made under the Loan Program. The LOC shall be equal to the amount of principal and interest owed as of the Loan due date and fees accrued and outstanding as of the time Lender makes demand under the LOC, which shall be either (1) at the close of business on the day the Loan defaults, for defaults for which there is no cure period, or
(2) immediately after (A) any applicable cure or collection period

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expires as provided in the Program Guidelines, (B) the Borrower does not renew, extend or repay in full the Loan and (C) the initiation of an electronic funds transfer on behalf of the Lender does not result in the Loan being paid in full. Each defaulted Loan paid in full by CSO under a LOC shall be marked as "satisfied", as provided in the Program Guidelines.

     6. Settlement. The parties agree to settle all amounts due from one party to the other pursuant to this Agreement and the Program Guidelines daily, on each business day on which Lender's and CSO's corporate offices are open for business. Any payment due from one party to the other under this Agreement and the Program Guidelines shall be made by an automatic clearinghouse transfer with next day settlement. Within twenty (20) days after the end of each calendar month, the parties shall prepare a recap and reconciliation of all of the settlements made during that month, and if the reconciliation reveals that one party owes the other an amount necessary to correct an inaccuracy in the previous settlement process, that amount shall be paid immediately. The settlement obligations of the parties under this Agreement and the Program Guidelines shall survive the termination of this Agreement and will remain in effect as long as any Loans remain on the books of Lender. Lender acknowledges and agrees that if it issues its draft to a Borrower for the disbursement of Loan proceeds to that Borrower and CSO then honors that draft, the amount of the draft shall be considered due and owing from Lender to CSO on the date that CSO honors the draft. Pursuant to the requirements of Section 11 below, CSO shall capture and record all relevant data concerning any Loan transaction and prepare appropriate reports and summaries as may be necessary to effect settlement hereunder, facilitate the review and analysis of all Loan activity, and permit Lender to reflect such Loan transactions on its books and records.

     7. Program Guidelines. Lender and CSO will mutually agree upon the Program Guidelines in writing from time to time. Except as provided in Section 9 below, the parties may modify the then current Program Guidelines only by means of a written agreement signed by duly authorized representatives of both parties. Both parties agree to act in good faith and in a commercially reasonable manner in connection with the establishment and modification, if any, of the Program Guidelines. The parties agree to perform their duties and responsibilities under this Agreement in accordance with the provisions of the Program Guidelines, as they may be modified from time to time.

     8. Program Materials; Advertising Materials; Trade Names and Trademarks. The parties shall each be responsible for preparing their own respective Program Materials; provided, however, prior to the use of any Program Materials prepared by one party, the other party shall be entitled to review and approve such Program Materials in the manner described below. Each party agrees that it will not use any Program Materials unless such Program Materials have been approved in advance by the other party hereto. CSO shall be solely responsible for the creative, design, form, content and development of proposed Advertising Materials concerning advertising and marketing of Loans and solicitation of potential Borrowers. The content of all Advertising Materials shall be subject to the prior review and approval of Lender with respect to compliance with legal and regulatory matters and issues only, in the manner described below. The nature of the Advertising Materials, the scope of their dissemination, and the total expenditures to be made on Advertising Materials for the CSO Program and the Loan Program shall be determined by CSO in its reasonable discretion, and CSO shall pay all expenses concerning the production, use, and dissemination of Advertising Materials. Notwithstanding anything herein to the contrary, each party agrees

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that it will respond in writing to any request from the other party for an approval of any Advertising Materials or Program Materials within five (5) business days following such other party's receipt of such materials and any such materials shall be deemed approved by such other party upon the earlier to occur of (a) the actual approval of such materials, or (b) upon the expiration of the above-described five (5) business day period if the party whose approval is being sought fails to timely approve or disapprove such materials within such five (5) business day period. If a party disapproves any proposed Program Materials or Advertising Materials within the required time frame, such party will detail its reasons for such disapproval in such party's written disapproval notice to the other party. A party hereto may at any time retract or modify any approval previously given by it with respect to any Program Materials or Advertising Materials if such action is necessary in order to remain in compliance with the Rules; provided, however, no party shall retract or modify a previously granted approval if there has been no intervening change in the Rules which would require such retraction or modification. Each of Lender and CSO acknowledges that approved Program Materials and/or Advertising Materials may contain trade names, trademarks, or service marks of CSO and Lender, and Lender or CSO, as the case may be, shall have no authority to use any such names or marks of the other party separate and apart from their use in the Program Materials or Advertising Materials. The parties shall use Program Materials and Advertising Materials only for the purpose of implementing the provisions of this Agreement and shall not use Program Materials or Advertising Materials in any manner that would violate the Rules or any provision of the Program Guidelines.

     9. Loan Terms and Charges; CSO Terms and Fees. All underwriting criteria, Loan terms and all interest, fees, and other charges associated with the Loans, exclusive of any CSO Fees, shall be established by Lender and shall be reflected in the Program Guidelines. Notwithstanding the foregoing, however, Lender shall have the right to modify any underwriting criteria, Loan term, interest rate, fee, or other charge (exclusive of any CSO Fees), from time to time, including, without limitation, if Lender determines that such modification is necessary in order to remain in compliance with the Rules. The terms and conditions of the CSO Disclosure Statements, CSO Contracts and the amount of any CSO Fees shall be established by CSO, shall comply with the Rules and shall be reflected in the Program Guidelines. Notwithstanding the foregoing, however, CSO shall have the right to modify any CSO Disclosure Statements, CSO Contracts and the amount of any CSO Fees, from time to time, including, without limitation, if CSO determines that such modification is necessary in order to remain in compliance with the Rules. In the event that either party becomes aware that any underwriting criteria, Loan terms, interest, fee or other charge associated with the Loans, any terms and conditions of the CSO Disclosure Statements and the CSO Contracts or the amount of any CSO Fee, or any activity of CSO as a third party debt collector is not in compliance with the Rules, the party becoming aware of the same shall notify the other party of such non-compliance and each party hereto agrees to cooperate in good faith with each other, and to diligently take commercially reasonable steps, as may be necessary in order to promptly correct any such non-compliance.

     10. Third Party Service Providers. A party hereto shall not, whether directly or indirectly, retain any Third Party Service Provider to assist it in performing its duties hereunder except with the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed. In seeking the approval to retain a Third Party Service Provider, the party requesting such approval shall provide to the other party such

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information concerning the proposed Third Party Service Provider as such other party may reasonably request. A party may condition its willingness to approve a proposed Third Party Service Provider upon obtaining a written commitment from such Third Party Service Provider to comply with the terms of this Agreement and the Program Guidelines, to submit to audits and inspections by either party hereto, and to indemnify the parties hereto upon such terms and conditions as the parties hereto may reasonably require. CSO shall be responsible for supervising any Third Party Service Providers retained by CSO. Lender shall be responsible for supervising any Third Party Service Providers retained by Lender.

     11. LMS and Accounting System. CSO agrees to develop and maintain, at its sole cost and expense, a comprehensive LMS and accounting system to accurately and immediately reflect all Loan transactions and track all Loan balances and which will satisfy the information requirements of CSO, Lender and Regulatory Authorities having jurisdiction over the CSO Program and/or the Loan Program, if any, and will permit Lender to access such system. CSO shall provide Lender on a periodic basis with an electronic file with data concerning all Loans originated hereunder to assist Lender in incorporating such information into its internal accounting, record keeping, and audit systems. Upon termination of this Agreement for any reason CSO shall continue to provide the accounting and LMS functions described herein for the Loans for the benefit of Lender and maintain the LMS and accounting system described herein for such purpose for up to one
(1) year following termination of this Agreement. Lender agrees to develop and maintain, at its sole cost and expense, a computer system which is designed to receive Loan applications and evaluate such applications using Lender's underwriting criteria (the "Underwriting System"). To the extent necessary and appropriate to ensure compatibility with CSO's LMS systems, CSO and Lender shall collaborate on the development of the software for the Underwriting System and the hardware connections by which CSO's computer systems shall communicate with the Underwriting System.

     12. CSO's Representations and Warranties. CSO makes the following warranties and representations to Lender, all of which shall survive the execution and termination of this Agreement for any reason:

          (a) This Agreement is valid, binding and enforceable against CSO in accordance with its terms, and CSO has received all necessary corporate approvals to enter into this Agreement and to perform its obligations hereunder. Except for CSO's surety bonds and Credit Services Organization Registration Statements required pursuant to Chapter 393 of the Texas Finance Code, CSO is not required to obtain the approval of, or be licensed by, any Regulatory Authority to lawfully perform their respective obligations hereunder.

          (b) CSO is a limited partnership duly formed, validly existing, and in good standing under the laws of the state of Texas and is authorized and registered to do business Texas. CSO does not conduct business in, and is not licensed or registered to do business in, any states other than Texas. Each location of CSO from which CSO will provide credit services hereunder is registered and bonded as required for credit services organizations under Section 393 of the Texas Finance Code and will remain so registered and bonded throughout the term of this Agreement.

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          (c)  CSO has the full organizational power and authority to execute and deliver this Agreement and perform all of its obligations hereunder.

          (d) The provisions of this Agreement and the performance of each of CSO's obligations hereunder do not conflict with CSO's certificate of limited partnership, limited partnership agreement, or any agreement, contract, lease, or obligation to which CSO is a party or by which CSO is bound.

          (e) The general partner of CSO has approved the terms and conditions of this Agreement and have determined that entering into this Agreement is in the best interests of CSO.

          (f) This Agreement, the Program Guidelines and the provisions of each of them comply with and are enforceable under the Rules, and the operation of the Loan Program and the CSO Program in accordance with this Agreement and the Program Guidelines will not violate any of the Rules.

          (g) Neither CSO nor any principal thereof has been or is the subject of any of the following:

               (i) Criminal conviction (other than misdemeanor traffic offenses);

               (ii) IRS lien;

               (iii) Enforcement agreement, memorandum of understanding, cease and desist order, administrative penalty, or similar agreement concerning lending matters;

               (iv) Administrative or enforcement proceeding or material
                    investigation commenced by the Securities Exchange Commission, state securities regulatory authority, Federal Trade Commission, or any other state or federal Regulatory Authority (excluding routine examinations conducted by a Regulatory Authority and excluding communications received in the ordinary course of business from any Regulatory Authority such as communications concerning consumer complaints or communications related to immaterial issues); or

               (v) Restraining order, decree, injunction, or judgment in any proceeding or lawsuit alleging fraud or deceptive practices or illegal activity on the part of CSO or any principal thereof.

For purposes of this Subsection 12(g) the word "principal" of CSO shall include
(i) any person directly or indirectly owning a ten percent or more equity interest of CSO, (ii) any officer or director of CSO, and (iii) any other person having the power or authority to control CSO's business.

     13. Lender's Representations and Warranties. Lender makes the following warranties and representations to CSO, all of which shall survive the execution and termination of this Agreement for any reason:
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          (a)  This Agreement is valid, binding and enforceable against Lender in accordance with its terms, and Lender has received all necessary approvals to enter into this Agreement and to perform its obligations hereunder.

          (b) Lender is a limited partnership duly formed, validly existing, and in good standing under the laws of the state of Ohio and is authorized and registered to do business in Texas and in each state in which the Loans are being offered and in each state in which the nature of its activities makes such authorization, registration, or licensing necessary or required. Lender is not affiliated with CSO or any affiliate of CSO.

          (c) Lender has the full organizational power and authority to execute and deliver this Agreement and perform all of its obligations hereunder.

          (d) The provisions of this Agreement and the performance of each of Lender's obligations hereunder do not conflict with Lender's Certificate of Limited Partnership, Limited Partnership Agreement, or any agreement, contract, lease, or obligation to which Lender is a party or by which Lender is bound.

          (e) The Board of Directors of Lender's general partner has approved the terms and conditions of this Agreement and has determined that the entering of this Agreement by Lender is in the best interests of Lender.

          (f) Neither Lender nor any principal thereof has been or is the subject of any of the following:

               (i) Criminal conviction (other than misdemeanor traffic offenses);

               (ii) IRS lien;

               (iii) Enforcement agreement, memorandum of understanding, cease and desist order, administrative penalty, or similar agreement concerning lending matters;

               (iv) Administrative or enforcement proceeding or investigation commenced by the Securities Exchange Commission, state securities regulatory authority, Federal Trade Commission, or any other state or federal Regulatory Authority (excluding routine examinations conducted by a Regulatory Authority and excluding communications received in the ordinary course of business from any Regulatory Authority such as communications concerning consumer complaints or communications related to immaterial issues); or

               (v) Restraining order, decree, injunction, or judgment in any proceeding or lawsuit alleging fraud or deceptive practices or illegal activity on the part of Lender or any principal thereof.

For purposes of this Subsection 13(f) the word "principal" of Lender shall include (i) any person directly or indirectly owning a ten percent or more equity interest of Lender, (ii) any officer or

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director of Lender, and (iii) any other person having the power or authority to control Lender's business.

     14. Ownership of Customer Information. Lender and CSO shall jointly and severally own all consumer names, addresses, and telephone numbers and all account and other information, including payment information, regarding consumers and Loan applicants who have been declined and all records, data, and information pertaining to the foregoing (collectively, "Customer Information") and shall take all steps necessary and appropriate to maintain the confidentiality of Customer Information; provided, however, that neither party will use any of such Customer Information except to the extent permitted by the Program Guidelines and the privacy policies of each of CSO and Lender set forth in the documents described in the Program Guidelines. Notwithstanding the foregoing, without the need for obtaining Lender's consent, CSO shall be free to use Customer Information for purposes of marketing, offering, selling, brokering, underwriting and providing other products and services, including, without limitation, other loan products and services that may be offered to consumers by CSO, any Third Party Service Provider of CSO or any other lenders through the distribution channels of CSO and any Third Party Service Provider of CSO, provided that, in all cases, however, any use by CSO of any such Customer Information shall comply with (i) all applicable Rules and (ii) the above-described privacy policies of both CSO and Lender and in the event any such Customer Information is used in connection with marketing, offering, selling, brokering, underwriting or providing loans made by any party other than CSO, Lender agrees that such other lender may jointly own such Customer Information with CSO and Lender, so long as such other lender has a privacy policy no less restrictive than Lender's privacy policy described in the Program Guidelines and agrees in writing to comply with such privacy policy and the privacy policies of CSO and Lender. In addition, notwithstanding that Lender has an ownership interest in the Customer Information, Lender agrees that it will not use the Customer Information to market any other products or services to the Borrowers or to Loan applicants who have been declined without the prior written consent of CSO. Notwithstanding anything herein to the contrary, CSO shall be the sole owner of all CSO Disclosure Statements and all CSO Contracts and any information contained therein. The rights and obligations of the parties under this Section 14 shall indefinitely survive the termination of this Agreement.

     15. Term. This Agreement shall remain in effect until terminated pursuant to the provisions of this Section 15 or Section 16 below. Each party hereto shall have the right to terminate this Agreement immediately upon written notice to the other party hereto, if (i) the terminating party determines in its reasonable discretion that the activities of the parties under this Agreement or the CSO Program and/or the Loan Program are illegal under, prohibited by or not permitted under any of the Rules; (ii) any Regulatory Authority having jurisdiction over the CSO Program and/or the Loan Program, CSO or the Lender requires the terminating party to terminate this Agreement; (iii) the terminating party determines in its reasonable discretion that continued operation of the CSO Program and/or the Loan Program may materially adversely affect the ongoing operations of the terminating party or those of the terminating party's affiliates (provided that, in the event of a termination of this Agreement pursuant to this clause (iii), the terminating party shall provide the other party with a written explanation of the basis for such termination); or (iv) the terminating party determines in its reasonable discretion that continued operation of the CSO Program and/or the Loan Program may materially adversely affect the relationship between the terminating party or any of its affiliates and any Regulatory Authority having jurisdiction over any of them. Each party hereto shall have the right to terminate this Agreement upon ninety (90) days prior written notice to the other with or without cause, which termination shall be effective on the 90th day after the giving of notice in accordance with this sentence.

     In addition, if Lender modifies any Loan term, interest rate, fee, or other charge pursuant to Section 9 above, or if Lender materially modifies any underwriting criteria for the Loans pursuant to Section 9 above, CSO may terminate this Agreement upon thirty (30) days prior written notice to Lender if CSO determines in its reasonable discretion that such modification by Lender would render it economically infeasible for CSO to continue to perform its duties and responsibilities hereunder or that such modification would cause any aspect of the CSO Program and/or the Loan Program to be in violation of any Rule.

     Notwithstanding termination of this Agreement, the parties' obligations with respect to outstanding Loans shall remain in effect for so long as such Loans remain outstanding.

     16. Termination Upon Default.

          (a) Either party shall have the right to terminate this Agreement upon occurrence of one or more of the following events:

               (i) failure by the other party to observe or perform that party's obligations to the other hereunder or to comply with any provision of this Agreement, so long as the failure or nonperformance is not due to the actions of the terminating party;

               (ii) in the event any representation, warranty, statement or certificate furnished to either party by the other in connection with this Agreement, or any separate material statement or document delivered or to be delivered hereunder by either party to the other, is materially false, misleading, or inaccurate as of the date made or delivered; and

               (iii) in the event a party hereto (or an affiliate of such party)
                    defaults under any other agreement executed between the parties hereto (and/or any of their respective affiliates) and such default continues beyond any applicable notice and cure period provided for such default under such other agreement.

          (b) The Agreement may be terminated pursuant to Subsection 16(a)(i) above only if the default continues for a period of thirty (30) days after the defaulting party receives written notice from the other party specifying the default in the case of a non-monetary default, or ten (10) days after the default in the case of a failure to pay any amount when due hereunder.

          (c) In addition to any other right to terminate this Agreement, a party may terminate this Agreement if the other party hereto, or such other party's principals (as defined in Sections 12 or 13 above, as the case may be) is the subject of any of the following or if any of the following occurs with respect to such other party or such other party's principals: insolvency, inability to pay its debts as they become due, the filing of a voluntary bankruptcy petition, the filing of an involuntary bankruptcy petition which is not dismissed within thirty (30) days after filing thereof, dissolution or termination of its existence as a going concern, or the appointment of a receiver for any part of its property.

     17. Indemnification.

          (a) CSO's Indemnification Obligations. CSO shall indemnify and hold Lender and its partners and affiliates harmless against any and all claims, demands, liabilities, losses, penalties, fines, judgments, damages or expenses (including, without limitation, legal fees, court costs, accounting fees and class action costs) (collectively, "Damages") accruing or arising out of (i) any breach by CSO of its obligations under this Agreement or the inaccuracy of any warranty or representation of CSO set forth in this Agreement; (ii) the act or omission of CSO or its employees, agents or representatives; (iii) any act or omission of any Third Party Service Provider retained by CSO, the inaccuracy of any warranty or representation made for the benefit of Lender by any Third Party Service Provider retained by CSO, or the breach of any obligation owed to Lender by any Third Party Service Provider retained by CSO; (iv) any claim or determination that the Loans or the activities of the parties hereunder are illegal under or prohibited by any of the Rules and any other claim asserted by or on behalf of Borrowers or a Regulatory Authority with respect to the Loans, or (v) any examination or audit conducted by a Regulatory Authority as provided in Section 21. Nothing herein, however, shall be construed to require CSO to indemnify Lender for any Damages directly arising out of any Lender Breach (hereinafter defined) or the fraud, gross negligence or willful misconduct of Lender. The term "Lender Breach" shall mean the breach by Lender of any of its obligations expressly set forth herein, including the negligent breach by Lender of its obligation to maintain the confidentiality of Customer Information; provided, however, any breach by Lender arising out of or related to the failure of Lender to comply with the Rules shall not be deemed a Lender Breach unless and until Lender fails to comply with its obligations under the last sentence of Section 9 hereof.

          (b) Lender's Indemnification Obligations. Lender shall indemnify and hold CSO and its partners and affiliates harmless against any and all Damages accruing or arising out of (i) any Lender Breach or the inaccuracy of any warranty or representation of Lender set forth in this Agreement; (ii) the willful act or omission of Lender or its employees, agents or representatives, or (iii) any act or omission of any Third Party Service Provider retained by Lender, the inaccuracy of any warranty or representation made for the benefit of CSO by any Third Party Service Provider retained by Lender, or the breach of any obligation owed to CSO by any Third Party Service Provider retained by Lender. Nothing herein, however, shall be construed to require Lender to indemnify CSO for any Damages directly arising out of any breach by CSO of its obligations under this Agreement or the breach of any obligation of a Third Party Service Provider retained by CSO or the negligence or willful misconduct of CSO or any Third Party Service Provider retained by CSO.

          (c) Indemnification Procedures. Each party shall promptly notify the other of any suit or threat of suit of which that party becomes aware which may give rise to a right to indemnification under this Agreement but in any event within 30 days of the discovery of such claim; provided, however, that the failure of a party alleging a right of indemnity hereunder to provide prompt notice to the other shall relieve the indemnifying party of its obligations hereunder only to the extent that the indemnifying party can prove that such failure to provide prompt notice actually and materially prejudiced the rights of such party. The indemnifying party shall promptly reimburse the indemnified party for all Damages incurred by the indemnified party (including Damages incurred in advance of the final disposition of the underlying claim), shall bear all expenses in defending any such claim or matter, and shall be entitled to participate in the settlement or defense of any matter for which the other party seeks indemnity hereunder and, if the indemnifying party elects, to take over and control the defense and settlement thereof utilizing counsel of its choice in consultation with the indemnified party (in which case the indemnified party shall have the right to employ separate counsel of its choice, but the fees and expenses of such counsel shall be at the expense of the indemnified party). In all cases, the indemnifying and indemnified parties shall cooperate and assist each other in all reasonable respects in the defense and settlement of any such action.

          (d) Obligation to Refund Advanced Damages. In the event that either party reimburses the other for Damages pursuant to the indemnification provisions of this Section 17, in advance of the final disposition of the underlying claim, and if it is ultimately determined by settlement or pursuant to the dispute resolution provisions hereof that such Damages directly arose out of an occurrence that did not require such indemnification under
               Section 17(a) or 17(b), as applicable, then the reimbursed party agrees to repay to the other party any such Damages for which it received advanced reimbursement to which it was not entitled hereunder. All Damages required to be repaid under this Section 17(d) shall be repaid within 5 business days following the above-described ultimate determination.

          (e) Survival. This Section 17 shall survive any termination or expiration of this Agreement.

     18. Expenses. Except as expressly provided to the contrary in this Agreement, each party shall be responsible for all expenses incurred by it in the performance of its obligations under this Agreement, including any expenses incurred by it in performing its respective duties set forth in Sections 3 or 4 above, as the case may be.

     19. Scope of Relationship. The parties agree that the relationship established by this Agreement is non-exclusive. Without limiting the foregoing and subject to the provisions of Sections 14 and 20 of this Agreement, each party hereto is expressly permitted, without the need for obtaining any further consent or approval from the other party hereto, to market, offer, sell, broker, underwrite and/or provide other products and services, including, without limitation, any other loan products and services and specifically including, without limitation, any loan products and services similar in scope and nature to the Loans and the related services contemplated by the Program Guidelines, through any of their respective distribution channels and the distribution channels of their respective Third Party Service Providers, including, without limitation, any of such distribution channels through which Loans are offered pursuant to this Agreement.

     20. Confidential Information. In performing their obligations pursuant to this Agreement, each party may have access to and receive disclosure of certain confidential information about the other party or parties, including, without limitation, the names and addresses of a party's customers or members, marketing plans and objectives, research and test results, and other information which is confidential and the property of the party disclosing the information ("Confidential Information"). The parties agree that the term Confidential Information shall include this Agreement, the Program Guidelines, and the Program Materials, as the same may be amended and modified from time to time. Confidential Information shall not include information in the public domain or which is independently developed by the other party. Lender and CSO agree that Confidential Information shall be used by each party solely in the performance of its obligations under this Agreement. Each party shall receive Confidential Information in confidence and shall not disclose Confidential Information to any third party, except as may be permitted hereunder or under the Program Materials, or as may be necessary to perform its obligations hereunder, or as may be otherwise agreed in writing by the party furnishing the information, or as required by the Rules or any Regulatory Authority. Notwithstanding anything herein to the contrary, nothing herein shall prohibit either party hereto from entering into agreements with any other party that include program guidelines and program materials that may or may not be the same as, or substantially similar to, the Program Guidelines and Program Materials. Upon request or upon any expiration or termination of this Agreement, each party shall return to the other party or destroy (as the latter may instruct) all of the latter's Confidential Information in the former's possession which is in any written or other recorded form, including data stored in any computer medium; provided, however, that a party may retain the Confidential Information of the other party (but subject to the requirements of this Section 20) to the extent that such party needs access to such information to continue to perform any of its obligations hereunder or to broker or service Loans or otherwise perform obligations owed by such party to another party. Notwithstanding the foregoing, to the extent there are any inconsistencies between this Section 20 and Section 14 above, the provisions of Section 14 above shall control.

     21. Regulatory Examinations and Financial Information. Each party agrees to submit to any examination which may be required by any Regulatory Authority with audit and examination authority over the other party, to the fullest extent that such Regulatory Authority may require and to the fullest extent provided by law. Each party (either directly or by the use of accountants or other agents or representatives) may audit, inspect, and review the other party's files, records, and books with respect to the Loans and compliance with the CSO Program and/or the Loan Program. Each party agrees to submit such information as the other party may from time to time reasonably request in order to ascertain the submitting party's compliance with the requirements of this Agreement and compliance with the CSO Program and/or the Loan Program. Each party agrees to submit to operational audits and audits of such party's electronic data processing functions, as the other party may reasonably request from time to time. The auditing party will promptly submit the results of such audits to the audited party. Any such audit shall be performed at the auditing party's sole cost and expense. The parties acknowledge and agree that, as and to the extent provided by law, Lender shall be responsible to Borrowers, prospective Borrowers, and Regulatory Authorities having jurisdiction over Lender and/or the CSO Program and/or the Loan Program for compliance with the Rules as they may apply to the Loans and the Program Materials, but subject to the full performance by CSO of its obligations hereunder and the accuracy of CSO's warranties and representations set forth herein concerning compliance with the Rules. CSO acknowledges that in discharging its compliance obligations under the Rules Lender shall rely on the full performance by CSO of its duties and obligations hereunder and the accuracy of CSO's warranties and representations set forth herein.

     22. Relationship of Parties; No Authority to Bind. Lender and CSO agree they are independent contractors to each other in performing their respective obligations hereunder. Nothing in this Agreement or in the working relationship established and developed hereunder shall be deemed or is intended to be deemed, nor shall it cause, Lender and CSO to be treated as partners, joint ventures, joint associates for profit or general agent and principal. Neither party shall have any authority to bind the other party to any agreement except to the extent expressly permitted herein. In each and every instance, the acts that this Agreement authorizes CSO to perform for or on Lender's behalf shall solely constitute CSO a special limited agent of Lender to assist Borrowers in obtaining Loans from Lender, and certain incidental acts related thereto. In no event may CSO act as Lender's general agent or represent to others that it may act as Lender's general agent. Except as expressly set forth in this Agreement to the contrary, no actions or failure to act on the part of a party hereto shall be construed to imply the existence of any authority not expressly granted herein. Except as expressly provided herein or in the Program Guidelines, CSO is not authorized to, and shall not make or amend any contract, incur any debt or liability, or extend any credit or enter into any obligation on behalf of Lender; modify or amend any document evidencing a Loan (a "Loan Document"), extend the time for making any payment which may become due under any Loan; or waive any of Lender's rights or privileges under any agreement made by Lender. CSO understands and agrees that CSO's name shall not appear on any Loan Document as the maker of a Loan and that CSO shall not have any participation in the credit decision to make or provide a Loan, a Loan renewal or a Loan refinance or any participation in any act pertaining to the funding of a Loan, a Loan renewal or a Loan refinance. CSO shall refer to Lender any inquiries concerning the accuracy, interpretation, or legal effect of any Loan Document. CSO shall not negotiate the terms of any Loan Document on behalf of Lender. CSO shall not represent to anyone that CSO has the authority or power to do any of the foregoing and shall make no representations concerning Lender's transactions except as expressly authorized in writing. Lender shall not have any authority or control over any of the property interests or employees of CSO, nor shall Lender have any authority or control over any of the property interests or employees of those affiliates of CSO that own and operate stores at which potential Borrowers are offered the opportunity to complete and submit applications for Loans. As used herein, the term "Loan Document" shall not include any agreements that CSO or any affiliate of CSO may enter into directly with any party that governs the agreement of CSO or an affiliate of CSO to attempt to broker a Loan on behalf of any Borrower or any party who applies for, but is denied, a Loan.

     23. Governing Law; Arbitration. This Agreement shall be construed and performed in accordance with the laws of the state of Texas. At the request of either party, any dispute between the parties relating to this Agreement shall be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, provided, however, that a party seeking specific performance hereunder pursuant to Section 30 below may pursue such remedy in court. Unless otherwise agreed to by both parties, the location for any arbitration proceedings concerning this Agreement shall be in Montgomery County, Ohio. In the event that a party initiates a lawsuit in court concerning an arbitrable claim, controversy or dispute, such party shall pay the other party for the costs, including attorneys' fees that the other party incurs to obtain an order from the court to stay or dismiss the lawsuit or otherwise compel arbitration. The arbitrator shall be authorized to award such relief as is allowed by law. Except as provided below, each party shall be responsible for its own attorneys' fees incurred during the course of the arbitration, as well as the costs of any witnesses or other evidence such party produces or causes to be produced. The award of the arbitrator shall include findings of fact and conclusions of law. Except as required by law, such award shall be kept confidential, and shall be final, binding, and conclusive on the parties. Judgment on the award may be entered by any court of competent jurisdiction. The prevailing party in the resolution of any dispute ("Dispute Resolution") concerning this Agreement, any provision hereof or any actual or alleged breach shall be entitled to its reasonable attorneys' fees, including investigation and costs of discovery, and other costs connected with such Dispute Resolution, in addition to all other recovery or relief. The prevailing party shall be that party receiving substantially the relief sought or successfully defending substantially the position maintained in the Dispute Resolution, whether or not brought to final award or judgment. The parties agree that in the event of any litigation hereunder, including litigation brought pursuant to Section 30 below, the exclusive venue and place of jurisdiction for such litigation shall be in the State Courts or the Federal District Courts situated in Montgomery County, Ohio, and each party hereto specifically consents and submits to the personal jurisdiction of such courts.

     24. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     25. Guaranty. CSO shall enlist EZCORP, Inc., a Delaware corporation and CSO's parent company (the "Guarantor"), to guaranty CSO's Obligations (as defined in the Guaranty, hereafter defined) under this Agreement pursuant to a separate guaranty agreement (the "Guaranty") in form and substance reasonably satisfactory to Lender.

     26. Successors and Third Parties. This Agreement and the rights and obligations hereunder shall bind and inure to the benefit of the parties hereto and their successors and assigns. Except as expressly provided herein with respect to Third Party Service Providers, the obligations, rights and benefits hereunder are specific to the parties and shall not be delegated or assigned without the prior written consent of the other party, which shall not be unreasonably withheld. As a condition to an assignment of any obligations, rights or benefits hereunder, the assignee of such rights and benefits must agree to be bound by the terms of this Agreement pursuant to an assignment document executed by such assignee, in form and substance reasonably satisfactory to both Lender and CSO. Nothing in this Agreement is intended to create or grant any right, privilege, or other benefit to or for any person or entity other than the parties hereto. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge that Lender can freely assign its rights with respect to the Loans (including, without limitation, it rights under Section 5 hereof) without CSO's prior written consent, provided that the assignee satisfies the conditions set forth in this Section 26.

     27. Notices. All notices, requests, and approvals required or permitted by this Agreement shall be in writing and addressed/directed to the other party at the address/facsimile number below or at such other address of which the notifying party hereafter receives notice in conformity with this Section 27. All such notices, requests, and approvals shall be deemed given upon the earlier of facsimile transmission or actual receipt thereof:

     To Lender: NCP Finance Limited Partnership
                100 East Third Street, 5th Floor
                Dayton, Ohio 45402
                Fax: (937) 586-9474
                Attention: Brenda K. Stampfli

     To CSO:    Texas EZPAWN, L.P.
                1901 Capital Parkway
                Austin, TX 78746
                Fax: (512) 314-3463
                Attention: General Counsel.

     28. Waiver. Neither party hereto shall be deemed to have waived any of its rights, powers or remedies hereunder except in an express writing signed by an authorized agent or representative of the party to be charged with such waiver.

     29. Counterparts. This Agreement may be executed and delivered by the parties hereto in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signature on this Agreement may be a facsimile signature and all parties agree that any signature delivered by facsimile shall be treated as an original signature to any such document.

     30. Specific Performance. Certain rights which are subject to this Agreement are unique and are of such a nature as to be inherently difficult or impossible to value monetarily. In the event of a breach of this Agreement by either party, an action at law for damages or other remedies at law would be inadequate to protect the unique rights and interests of the parties. Accordingly, the terms of this Agreement shall be enforceable in a court of equity by a decree of specific performance or injunction. Such remedies shall, however, be cumulative and not be exclusive and shall be in addition to any other remedy which the parties may have.

     31. Further Assurances. From time to time, the parties will execute and deliver to the other such additional documents and will provide such additional information as either may reasonably require carrying out the terms of this Agreement.

     32. Inability to Perform. In the event that either party to this Agreement is unable to timely perform its duties or obligations hereunder or under the Loan as a result of riots, acts of God, strikes, lockouts, material or labor shortages, state or national emergency, acts of the public enemy, terrorist activity, criminal activity, governmental restrictions, laws, regulations, decree or order, systems failures or other unforeseen event, CSO and Lender shall reasonably cooperate and work together to resolve and take such actions reasonably necessary to protect the business operations of the other including, but not limited to temporary modifications, deviations, alterations to the CSO Program, the Loan Program, Program Guidelines, and Program Materials as may be necessary.

     33. Entire Agreement. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended or modified only by a writing signed by duly authorized representatives of each party and dated subsequent to the date hereof. This Agreement shall supersede and merge all prior communications, representations, or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, except where survival of prior written agreements is expressly provided for herein.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement is executed by the parties' authorized officers and representatives and shall be effective as of the date first above written.

LENDER:                                 CSO:

NCP FINANCE LIMITED PARTNERSHIP,        TEXAS EZPAWN, L.P.
an Ohio limited partnership             a Texas limited partnership, by and
                                        through its general partner, Texas
By: NMCAPITAL, INC.,                    EZPAWN Management, Inc.
    an Ohio corporation,
    its General Partner
                                        By: /s/ Daniel N. Tonissen
                                            ------------------------------------
By: /s/ Lee Schear                          Daniel N. Tonissen,
    ---------------------------------       Senior Vice President
    Lee Schear, President